                                                                   EXHIBIT 11.1

            DIVERSIFIED CORPORATE RESOURCES, INC. AND SUBSIDIARIES
                    STATEMENT REGARDING EARNINGS PER SHARE
               FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
             AND THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                   SIX MONTHS                      YEAR ENDED
                                 ENDED JUNE 30,                    DECEMBER 31,
                              ---------------------    ---------------------------------
PRIMARY                         1997         1996         1996       1995         1994
-------                       ---------   ---------    ---------   ---------   ---------
SHARES OUTSTANDING:
Weighted average number of
  shares outstanding          1,699,598   1,742,047     1,701,823   1,758,211   1,758,211
Net effect of dilutive
  stock options(1)              128,543     111,017       112,193          -            -
                              ---------   ---------    ----------  ----------  ----------
                              1,828,141   1,853,064     1,814,016   1,758,211   1,758,211
                              ---------   ---------    ----------  ----------  ----------
                              ---------   ---------    ----------  ----------  ----------

Income before extraordinary
  item                          833,796     789,326    $1,538,812  $  285,872  $   16,264
                              ---------   ---------    ----------  ----------  ----------
                              ---------   ---------    ----------  ----------  ----------

Earnings per common share
  before extraordinary item        0.46        0.43    $     0.84  $     0.16  $     0.01
                              ---------   ---------    ----------  ----------  ----------
                              ---------   ---------    ----------  ----------  ----------

Income from extraordinary
  item                           43,083          --    $  246,125  $  174,811  $  208,212
                              ---------   ---------    ----------  ----------  ----------
                              ---------   ---------    ----------  ----------  ----------

Earnings per common share
  from extraordinary item          0.02          --    $     0.14  $     0.10  $     0.12
                              ---------   ---------    ----------  ----------  ----------
                              ---------   ---------    ----------  ----------  ----------

Net income                      876,879     789,326    $1,784,937  $  460,683  $  224,476
                              ---------   ---------    ----------  ----------  ----------
                              ---------   ---------    ----------  ----------  ----------

Net income per common share        0.48        0.43    $     0.98  $     0.26  $     0.13
                              ---------   ---------    ----------  ----------  ----------
                              ---------   ---------    ----------  ----------  ----------

FULLY DILUTED
-------------
SHARES OUTSTANDING:
Weighted average number
  of shares outstanding       1,699,598   1,742,047     1,748,091   1,758,211   1,758,211
Net effect of dilutive
  stock options(1)              179,738     111,017       112,193           -           -
                              ---------   ---------    ----------   ---------  ----------
      Total                   1,879,336   1,853,064     1,860,284   1,758,211   1,758,211
                              ---------   ---------    ----------   ---------  ----------
                              ---------   ---------    ----------   ---------  ----------
Income before extraordinary
  item                          833,796     789,326    $1,538,812   $ 285,872  $   16,264
                              ---------   ---------    ----------   ---------  ----------
                              ---------   ---------    ----------   ---------  ----------

Earnings per common share
  before extraordinary item        0.45        0.43    $     0.83   $    0.16  $     0.01
                              ---------   ---------    ----------   ---------  ----------
                              ---------   ---------    ----------   ---------  ----------

Income from extraordinary
  item                           43,083          --    $  246,125   $ 174,811  $  208,212
                              ---------   ---------    ----------   ---------  ----------
                              ---------   ---------    ----------   ---------  ----------

Earnings per common share
  from extraordinary item          0.02          --    $     0.13   $    0.10  $     0.12
                              ---------   ---------    ----------   ---------  ----------
                              ---------   ---------    ----------   ---------  ----------

Net income                      876,879     789,326    $1,784,937   $ 460,683  $  224,476
                              ---------   ---------    ----------   ---------  ----------
                              ---------   ---------    ----------   ---------  ----------

Net income per common share        0.47        0.43    $     0.96   $    0.26  $     0.13
                              ---------   ---------    ----------   ---------  ----------
                              ---------   ---------    ----------   ---------  ----------

(1) The effect of dilutive stock options are based upon the treasury stock method using average market price during the period for primary amounts, and the higher of average market price or the market price at the end of the period for fully diluted amounts.